AMENDED AND RESTATED BY-LAWS

                                       OF

                          ELEXSYS INTERNATIONAL, INC.
                            (A Delaware Corporation)



                                   ARTICLE I

                            Meetings of Stockholders


                  SECTION 1. Place of Meetings. Meetings of the stockholders of Elexsys International, Inc. (herein called the "Corporation") for the election of directors or for the transaction of only such other business as may properly be brought before the meeting in accordance with these By-laws shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  SECTION 2. Annual Meetings. The Annual Meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of only such other business as may properly be brought before the meeting in accordance with these By-laws.

                  To be properly brought before the Annual Meeting, business must be either (a) specified in the notice of Annual Meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the Annual Meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed to and received at the principal executive offices of the Corporation, not less than fifty days or more than seventy-five days prior to the Annual Meeting; provided, however, that in the event that less than sixty days' notice or prior public disclosure of the date of the Annual Meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later that the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

                  Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at the Annual Meeting except in accordance with the procedures set forth in this Section 2; provided, however, that nothing in this
Section 2 shall be deemed to preclude discussions by any stockholder of any business properly brought before the Annual Meeting.

                  The Chairman of an Annual Meeting shall, if the facts warrant, determine and declare to the Annual Meeting that business was not properly brought before the Annual Meeting in accordance with the provisions of this
Section 2, and if he should so determine, he shall so declare to the Annual Meeting any such business not properly brought before the Annual Meeting shall not be transacted.

                  Written notice of the Annual Meeting stating the place, date and hour of the Annual Meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

                  SECTION 3. Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation of the Corporation, as the same may from time to time be amended (the "Certificate of Incorporation"), Special Meetings of Stockholders, for any purpose or purposes, may be called by the Board of Directors, the Chairman of the Board of Directors or the President. Special Meetings of the Stockholders may also be called by one or more holders of Common Stock that hold in the aggregate 10% or more of the outstanding shares of Common Stock entitled to vote, by a writing, (i) signed by such holder or holders, (ii) specifying the purpose or purposes of the meeting and (iii) submitted to the Secretary of the Corporation. Special Meetings of Stockholders of the Corporation may not be called by any other person or persons. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten or more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

                  SECTION 4. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

                  SECTION 5. Order of Business. The order of business at each meeting of the stockholders shall be determined by the chairman of such meeting, but such order of business may be changed by the vote of a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.

                  SECTION 6. Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-laws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Unless otherwise provided in the Certificate of Incorporation, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. No vote at any meeting of stockholders need be by written ballot unless the Board of Directors, in its discretion, or the officer of the Corporation presiding at the meeting, in his discretion, specifically directs the use of a written ballot.

                  SECTION 7. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or through a transfer agent or transfer clerk appointed by the Board of Directors, to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held or the principal executive offices of the Corporation. The list shall also be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any stockholder who shall be present thereat. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, such list or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.


                  SECTION 8. Inspectors of Election. Before any meeting of stockholders, the Board of Directors may appoint any person or persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the officer of the Corporation presiding at a meeting of stockholders may, and on the request of any stockholder or stockholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of the stock represented and entitled to vote thereat shall determine whether one or three inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the officer of the Corporation presiding at a meeting may, and upon the request of any stockholder or a stockholder's proxy shall, appoint a person to fill that vacancy.

                  These inspectors shall:


                         (a)    Determine   the  number  of  shares  of  capital
         stock outstanding and the voting power of each, the stock represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

                  (b)    Receive votes, ballots, or consents;

                  (c)    Hear and determine all challenges and questions in any

         way arising in connection with the right to vote;

                  (d)    Count and tabulate all votes or consents;

                  (e) Determine and report to the Corporation the results of the voting; and

                  (f) Do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

                  SECTION 9. Judges. If at any meeting of the stockholders a vote by ballot shall be taken on any question, the chairman of such meeting may appoint two Judges to act with respect to such vote. These Judges need not be stockholders of the Corporation, and any officer of the Corporation may be a Judge on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested.

                  SECTION 10. Action by Stockholders Without Meeting. To the extent provided by Paragraph F of Article V of the Certificate of Incorporation, and subject to any rights granted in a Preferred Stock Designation (as defined in the Certificate of Incorporation) to any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders.



                                   ARTICLE II

                               Board of Directors

                  SECTION 1. General Powers. The property, business and affairs of the property, Corporation shall be managed by the Board of Directors.

                  SECTION 2. Number of Directors, Term of Office and Vacancies. The property, business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than four nor more than seven directors. Except as otherwise provided in the Certificate of Incorporation, each director shall serve for a term ending at the annual meeting following the annual meeting at which such director is elected; provided, however, that each director shall hold office after the annual meeting at which his term is scheduled to end until his successor shall be elected and shall qualify, subject to prior death, resignation, disqualification, or removal from office. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same term as the remaining term of his predecessor. In no case may a decrease in the number of directors shorten the term of any incumbent director. Any newly created directorship resulting from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy on the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

                  Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Preferred Stock Designation applicable thereto, and such directors so elected shall be in addition to the number of directors provided by the Certificate of Incorporation.

                  SECTION 3. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at Annual Meetings of stockholders. Nominations of persons for election to the Board of Directors at the Annual Meeting of stockholders may be made at such meeting by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures herein set forth. Such nominations, other than those made by or at the direction of the Board of Directors, must be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed to and received at the principal executive offices of the Corporation not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.

                  SECTION 4. Organization. At each meeting of the Board of Directors, the Chairman of the Board, if any, or in his absence, the President, or in his absence, a director chosen by majority of the directors present, shall act as chairman of the meeting. The Secretary, or in his absence any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

                  SECTION 5. Resignations. Any director may resign at any time by giving written notice of his resignation to the President, the Secretary or the Board of Directors. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by such President or Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  SECTION 6. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the Chief Executive Officer, the President, or any two directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight hours before the date of the meeting or by telephone or telegram on twenty-four hours notice. Such notice shall be addressed to such director at his residence or usual place of business, unless the Corporation has been requested to send notices for him to another address, in which event such notice shall be addressed according to such request. Notice of a meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

                  SECTION 7. Quorum and Manner of Acting. Except as specified in
Section 2 of this Article II, a majority of the directors then in office shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given. The directors shall act only as a board and the individual directors shall have no power as such.

                  SECTION 8. Meetings by Means of Conference Telephone. Members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

                  SECTION 9. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee, as the case may be.

                  SECTION 10. Removal of Directors. Any director of the Corporation elected or appointed by the stockholders or by the Board of Directors may be removed from office, with or without cause, by the vote of a majority in voting interest of the stockholders of the Corporation entitled to vote at an election of directors. The vacancy in the Board of Directors caused by any such removal may be filled by the stockholders at such meeting or otherwise as provided in Section 2 of this Article II.

                  SECTION 11. Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                  SECTION 12. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and any such committee which is denominated an "Executive Committee" shall have the power and authority to declare a dividend, to authorize the issuance of stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware. Each committee shall keep regular minutes and report to the Board of Directors when required.

                  SECTION 13. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


                                  ARTICLE III

                                    Officers

                  SECTION 1. Principal Officers. The officers of the Corporation shall be a President, one or more Vice Presidents as the Board of Directors shall determine (any one or more of whom the Board of Directors may designate Executive Vice President or Senior Vice President or similar title), a Secretary, a Treasurer and such other officers, including a Chairman of the Board and a Chief Executive Officer, as the Board of Directors may deem desirable. One person may hold the offices and perform the duties of any two or more of said offices.

                  SECTION 2. Election; Term of Office; Qualifications; Duties. The officers shall be chosen by the Board of Directors. Each officer shall hold office until his successor is chosen and shall have qualified or until his death, or until he shall have resigned or shall have been removed in the manner hereinafter provided. Officers need not be stockholders or directors of the Corporation. The officers shall each have such powers and duties as are set forth in these By-laws and as generally pertain to their respective offices, and as from time to time may be conferred upon them by the Board of Directors. The Chairman of the Board, if any, shall be a member of the Board of Directors and the Executive Committee, if any, and shall preside at all meetings of stockholders, the Board of Directors and the Executive Committee, if any, and shall have such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors. In the absence or disability of the Chairman of the Board, or if there be no Chairman, the Chief Executive Officer, or if there be no Chief Executive Officer, the President shall preside at all meetings of stockholders and, if a member, of the Board of Directors. The President shall have the powers and authority which ordinarily are inherent in such office in addition to those which the Board of Directors may from time to time prescribe. Each Vice President shall have such powers and perform such duties as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board, if any, or the President. The Secretary shall keep or cause to be kept in the corporate minute books the minutes of the meetings of the stockholders, the Board of Directors, and all committees created by the Board of Directors and shall have such other powers and authority which ordinarily are inherent in such office in addition to those which the Board of Directors may from time to time prescribe. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall have such other powers and authority which ordinarily are inherent in such office in addition to those which the Board of Directors from time to time may prescribe.

                  SECTION 3. Removal. Any officer of the Corporation may be removed, either with or without cause, at any time, by resolution adopted by a majority of the whole Board of Directors or by any committee or officer upon whom such power of removal may be conferred by the Board of Directors.

                  SECTION 4. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the President or the Secretary. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Board of Directors or the President or Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  SECTION 5. Compensation. The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors or by one or more committees appointed by the Board of Directors with power to fix such compensation, and none of such officers shall be prevented from receiving compensation by reason of the fact that he is also a member of the Board of Directors or of any such committee; but none of such officers who shall also be a member of the Board of Directors or of any such committee shall have any vote in the determination of the amount of compensation that shall be paid to him.


                  SECTION 6. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as shall be assigned to him by the Board of Directors.

                  SECTION 7. Chief Executive Officer. The Chief Executive Officer shall have general and active control over the affairs and business of the Corporation and supervision over its several officers subject always to the control of the Board of Directors and shall perform such other duties as shall be assigned to him by the Board of Directors. In the absence or during a vacancy in the office of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and, if a member, of the Board of Directors.

                  SECTION 8. President. The President shall perform the duties of general manager of the Corporation and such other duties as shall be assigned to him by the Board of Directors or the Chief Executive Officer. In the absence or during vacancies in the offices of the Chairman of the Board and the Chief
Executive Officer, the President shall preside at all meetings of the stockholders and, if a member, of the Board of Directors.

                  SECTION 9. Vice President. The Vice Presidents shall perform the duties assigned to them by the Board of Directors or delegated to them by the Chairman of the Board, the Chief Executive Officer or the President, and, as designated by the Board of Directors, shall perform the duties of the office of the President in the absence or during a vacancy in the office of the President, and, when so acting, shall have the powers appertaining to the performance of those duties.

                  SECTION 10. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board of Directors. If the Secretary shall be unable or shall refuse to cause to be given notice of any meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then the Board of Directors, the Chairman of the Board, Chief Executive Officer or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be any, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

                  SECTION 11. Treasurer. Subject to the direction of the Chief Financial Officer, the Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be designated by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                  SECTION 12. Assistant Secretaries. Except as may be otherwise provided in these By-laws, Assistant Secretaries, if there by any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, Chief Executive Officer, the President, any Vice President, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

                  SECTION 13. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board of Directors, the President, any Vice President, if there be any, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer, including providing the Corporation with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                  SECTION 14. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.



                                   ARTICLE IV

                 Contracts, Checks, Drafts, Bank Accounts, Etc.

                  SECTION 1. Execution of Contracts, etc. Except as otherwise provided in these By-laws, the Board of Directors may authorize any officer or officers, agent or agents, or employee or employees of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances, and, unless so authorized by the Board of Directors or except as otherwise provided in these By-laws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount. Notwithstanding the foregoing, officers of the Corporation shall have the authority to enter into contracts and engagements in the ordinary course of the Corporation's business and to bind the Corporation thereby.

                  SECTION 2. Checks, Drafts, etc. All checks, drafts, orders for the payment of money, bills of lading, warehouse receipts, obligations, bills of exchange and insurance certificates shall be signed or endorsed by such officer or officers or agent or agents or employee or employees of the Corporation and in such manner as shall from time to time be determined or authorized by resolution of the Board of Directors, or as provided in these By-laws, except that, for the purpose of deposit to the credit of the Corporation or collection for its account, any check, draft or other order for the payment of money payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent or employee of the Corporation.

                  SECTION 3. Bank Accounts and Deposits. The Board of Directors may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as the Board of Directors may select or as may be selected by any officer or officers or agent or agents of the Corporation to whom power in that respect shall have been delegated by the Board of Directors. All funds of the Corporation not otherwise employed shall be deposited from time to time in one or more of such banks, trust companies or other depositaries to the credit of the Corporation or otherwise as the Board of Directors or the President shall direct. The Board of Directors may make such other provisions in respect of such bank accounts not inconsistent with the provisions of these By-laws as it may deem expedient.


                  SECTION 4. Proxies in Respect of Stock or Other Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President may from time to time appoint an attorney or attorneys or an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or consent in respect of such stock or other securities, may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in order that the Corporation may exercise its said powers and rights.


                                   ARTICLE V

                           Shares and Their Transfer

                  SECTION 1. Certificates for Stock. Every owner of stock of the Corporation of any class (or, if stock of any class shall be issuable in series, any series of such class) shall be entitled to have a certificate, in such form as the Board of Directors shall prescribe, certifying the number of shares of stock of the Corporation of such class, or such class and series, owned by him. The certificates representing shares of stock of each class (or, if there shall be more than one series of any class, each series of such class) shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary; provided, however, that if the Board of Directors shall by resolution so authorize, the signatures of such President or Vice President, such Secretary or Assistant Secretary or any transfer agent or registrar may be facsimiles. In case any officer or officers of the Corporation, transfer agent or registrar who shall have signed, or whose facsimile signature or signatures shall have been placed upon, any such certificate shall cease to be such officer or officers, transfer agent or registrar before such certificate shall have been issued, such certificate may be issued by the Corporation with the same effect as though the person or persons who signed such certificate, or whose facsimile signature or signatures shall have been placed thereupon, were such officer or officers, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by certificates for stock of the Corporation, the number, class and series of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and a new certificate or certificates shall not be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 5 of this Article V.


                  SECTION 2. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

                  SECTION 3. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                  SECTION 4. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. The Board of Directors may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more Registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

                  SECTION 5. Lost, Stolen, Destroyed and Mutilated Certificates. The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor. The Corporation may issue a new certificate for stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate or his legal representatives to give the Corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties as the Board of Directors shall in its uncontrolled discretion determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. The Board of Directors, however, may, in its discretion, refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Delaware in such case made and provided.

                  SECTION 6. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders the Board of Directors shall not fix such a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board of Directors shall adopt the resolution relating thereto; or, in the case of consent to corporate action in writing without a meeting, if prior action with respect thereto is not necessary to be taken by the Board of Directors, the record date for determining stockholders entitled to express such consent shall be the day on which the first written consent is expressed. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                                   ARTICLE VI

                                 Offices, Etc.

                  SECTION 1. Registered Office. The registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is the Corporation Trust Company.

                  SECTION 2. Other Offices. The Corporation may also have an office or offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board of Directors may from time to time appoint or as the business of the Corporation may require.


                                  ARTICLE VII

                            Dividends, Surplus, Etc.

                  Subject to the provisions of law, of the Certificate of Incorporation of the Corporation and of these By-laws, the Board of Directors may declare and pay dividends upon the shares of the stock of the Corporation either (a) out of its surplus as defined in and computed in accordance with the provisions of the laws of the State of Delaware, or (b) in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year whenever, and in such amounts as, in the opinion of the Board of Directors, the condition of the affairs of the Corporation shall render it advisable. The Board of Directors, in its discretion, may use and apply any of such surplus or such net profits in purchasing or acquiring any of the shares of the stock of the Corporation in accordance with law, or any of its bonds, debentures, notes, script or other securities or evidences of indebtedness, or from time to time may set aside from such surplus or such net profits such sum or sums as it, in its absolute discretion, may think proper, as a reserve fund to meet contingencies, or for equalizing dividends, or for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purpose it may think conducive to the best interests of the Corporation; provided, however, (a) that the Corporation shall not use its funds or property for the purchase of shares of its stock when the capital of the Corporation is impaired or when such use would cause any impairment of its capital and (b) that the Corporation shall not speculate in its own stock or the stock of any subsidiary company; nor shall it buy or sell the same except in the regular course of its legitimate business. All such surplus or such net profits, until actually declared in dividends, or used and applied as aforesaid, shall be deemed to have been so set aside by the Board of Directors for one or more of said purposes.


                                  ARTICLE VIII

                                      Seal

                  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words, "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                   ARTICLE IX

                                    Notices

                  SECTION 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable or by facsimile or other electronic transmission. Notice given by any such means shall be deemed to have been given at the time delivered, sent or transmitted.

                  SECTION 2. Waiver of Notice. Whenever any notice is required to be given by these By-laws or the Certificate of Incorporation of the Corporation or the laws of the State of Delaware, the person entitled thereto may, in person or by attorney thereunto authorized, in writing or by telegraph, telex or cable, waive such notice whether before or after the meeting or other matter in respect of which such notice is to be given, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice. Neither the purpose of nor the business to be transacted at such meeting need be specified in any written waiver of notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


                                   ARTICLE X

                                Indemnification

                  SECTION 1. Subject to Section 4 of this Article X, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  SECTION 2. Subject to Section 4 of this Article X, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  SECTION 3. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

                  SECTION 4. Any indemnification under this Article X (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this
Article X, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

                  SECTION 5. Expenses incurred in defending or investigating a threatened or pending civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article X.

                  SECTION 6. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Certificate of Incorporation or By-laws, or any law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of, and advancement of expenses to, the persons specified in Sections 1 and 2 of this
Article X shall be made to the fullest extent permitted by applicable law. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X are intended to supplement the other indemnification and advancement of expenses otherwise provided to the persons specified in Sections 1 and 2 of this Article X and all of such indemnification and advancement of expenses are intended to be cumulative. The provisions of this Article X shall not be deemed to preclude or require the indemnification of any person who is not a director, officer, employee or agent of the Corporation but whom the Corporation has the power to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

                  SECTION 7. The Corporation shall use its best efforts to attempt to purchase and maintain insurance (and pay the entire premium therefor) on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article X; provided, however, that the Corporation shall have no obligation to purchase and maintain such insurance if the Board of Directors determines in good faith that such insurance is not reasonably available, the premium cost for such insurance is disproportionate to the amount of coverage provided, or the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit.

                  SECTION 8. For purposes of this Article X, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of any determination under Section 4 of this Article X, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected by the Corporation or another enterprise. The term "another enterprise" as used in this Article X shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 8 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have acted in good faith or to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article X, as the case may be.

                  SECTION 9. For purposes of this Article X, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article X.

                  SECTION 10. Notwithstanding any contrary determination in the specific case under Section 4 of this Article X, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware or elsewhere, if applicable, for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article X. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article X, as the case may be. Notice of any application for indemnification pursuant to this Section 10 shall be given to the Corporation promptly upon the filing of such application.

                  SECTION 11. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  SECTION 12. The purpose of this Article X is to provide for the broadest lawful indemnification of, and advancement of expenses to, persons who are or were directors, officers, employees or agents of the Corporation to the fullest extent permitted by the General Corporation Law of the State of Delaware or any other applicable jurisdiction, as now in effect or as hereafter amended. Thus, in the event that any such law is amended in the future to permit indemnification of, or advancement of expenses to, such persons in circumstances where not presently permitted, or to remove any necessity of action by the Board of Directors which may presently be required, such indemnification and advancement shall be deemed to be required by this Section 12 whether or not provided for otherwise in this Article X and whether or not such presently required action by the Board of Directors takes place.

                  SECTION  13.  The  invalidity  or   unenforceability   of  any
provision of this Article X shall not effect the validity or enforceability of the remaining provisions of this Article X.

                  SECTION 14. Any repeal or modification of this Article X shall not decrease or otherwise adversely affect the right to indemnification or advancement of expenses of any person who is entitled to indemnification or advancement of expenses under this Article X for any act or occurrence taking place prior to such repeal or modification.

                                   ARTICLE XI

                Protection of Net Operating Loss Carry Forwards

                  SECTION 1. Restrictions on Transfers. No holder of any shares of the Common Stock of the Corporation shall sell or contract to sell, exchange, give, bequeath, assign, mortgage, pledge, alienate, grant an option to purchase, hypothecate or otherwise in any manner whatsoever (voluntarily or involuntarily, by operation of law or otherwise) transfer or encumber any shares of Common Stock (any such disposition, a "Transfer") or purchase or otherwise acquire any Common Stock or interest therein ("Acquire" or an "Acquisition"), except as may be permitted by Section 5 of this Article XI, if at the date of such Transfer or Acquisition, and before giving effect to such Transfer or Acquisition, such holder is, directly or indirectly or by attribution (as set forth in Section 3 of this Article XI), a holder of 5% or more (a "5% Holder") of the Corporation's then issued and outstanding shares of Common Stock. Notwithstanding the foregoing, the provisions of this Section 1 shall not apply to a person who was a 5% Holder on the effective date of the Amended and Restated Certificate of Incorporation of the Corporation, unless such person has consented in writing to the restrictions set forth herein.

                  SECTION 2. Transfer to Creditors. For the purposes hereof, a Transfer of shares of Common Stock shall include, without limitation, a levy of execution upon shares of Common Stock held by any 5% Holder, the Transfer of such shares pursuant to any insolvency, reorganization or liquidation proceeding under Title 11 of the United States Code or any similar proceeding under the laws of any jurisdiction, by or against any 5% Holder, and any assignment of any shares of Common Stock for the benefit of creditors by any 5% holder. In the event such a Transfer of any shares of Common Stock occurs in violation of
Section 1 of this Article XI, and a court of competent jurisdiction rules that this Article XI is ineffective to render such Transfer null and void, then such a Transfer, if valid, shall take effect no earlier than October 1, 1997.

                  SECTION 3. Holders of Shares. For purposes of this Article XI, a person or entity ("person") shall be deemed to be a holder of shares of Common Stock whether such shares are registered in such person's name or are held by any bank, broker, dealer or nominee for the account of such person, or would otherwise be deemed owned by such person pursuant to the attribution rules set forth in Section 382 of the Internal Revenue Code of 1986, as amended, or any successor statute thereto (the "IRC").

                  SECTION 4. Transfer Agreement. The restrictions contained in this Article XI are for the purpose of minimizing the risk that a change in the stock ownership of the Corporation would result in the disallowance or limitation of the Corporation's Federal income tax net operating loss carryover. In connection therewith, and to provide for the effective policing of these provisions, until the restrictions contained in Section 1 of this Article XI terminate pursuant to Section 6 this Article XI, as soon as practicable (i) after any person becomes a 5% Holder, and (ii) after each Acquisition of additional shares of Common Stock by such person or Transfer of additional shares of Common Stock to such person, but in each case and in any event no later than three days after the occurrence of each such event, such 5% Holder shall deliver to the Corporation a written notice, addressed to the
Corporation's Secretary at the Corporation's principal executive office, specifying the mailing address of such person and to the effect that such person
(i) is a 5% Holder (setting forth the number of shares of Common Stock deemed owned by such person pursuant to the provisions of this Article XI), (ii) agrees to enter into an agreement (the "Transfer Agreement") with the Corporation (x) restricting the Acquisition of additional shares of Common Stock and the Transfer of all of such person's shares of Common Stock on terms consistent with this Article XI and (y) containing such other terms as the Board of Directors shall determine by resolution, from time to time prior to the execution and delivery of such Transfer Agreement, are reasonable, and (iii) agrees to the placement on the certificates evidencing shares of Common Stock held by such person the legend set forth in Section 7 of this Article XI by the Corporation or its transfer agent, if any. Such notice shall be accompanied by all such certificates then held by such person not bearing such legend. Such 5% Holder shall be solely responsible for the safe and due delivery of such certificates to the Corporation and the Corporation shall have no liability in connection with any loss, mutilation, destruction or theft of such certificates prior to their delivery to the Corporation as provided in this Section 4. Unless the Board of Directors resolves, within five days of the Corporation's receipt of such notice, that such 5% Holder shall not be required to enter into a Transfer Agreement, the appropriate officers of the Corporation (i) shall place, or instruct the Corporation's transfer agent, if any, to place, the legend set forth in Section 7 of this Article XI on such certificates, and (ii) as soon as practicable shall deliver to such 5% Holder a Transfer Agreement, duly executed by the appropriate officer or officers of the Corporation. No later than three days following such delivery, such 5% Holder shall execute a counterpart of such Transfer Agreement. The Board of Directors may resolve not to require a 5% Holder to enter into a Transfer Agreement if, in the Board's sole judgment, the absence of such requirement will not harm the interests of the Corporation or its stockholders after taking into consideration the provisions of Section 382 of the IRC. In resolving not to require a 5% Holder to enter into a Transfer Agreement, the Board may rely on the advice of counsel or other tax advisors. In the event a 5% Holder fails to comply fully with the terms of this Section 4, the Board of Directors, in its sole judgment, may resolve that until such 5% Holder so complies, the Corporation or the Corporation's transfer agent, if any, shall not be obligated to enter the Transfer to or from or Acquisition by such 5% Holder of any shares of Common Stock upon the stock records of the Corporation and any such Transfer or Acquisition shall not be effective as to the Corporation and shall be null and void.

                  SECTION 5. Board Approval. Notwithstanding any other provision of this Article XI, any 5% Holder who has fully complied with the terms of
Section 4 of this Article XI may Acquire or Transfer the shares of Common Stock in respect of which the Board of Directors had resolved not to require such person to enter into a Transfer Agreement, free of the restrictions set forth in
Section 1 of this Article XI. Further, the Board of Directors may authorize a 5% Holder to Transfer all or part of his shares of the Common Stock or Acquire additional shares if, in the Board's sole judgment, such Acquisition or Transfer will not harm the interests of the Corporation or its stockholders after taking into consideration the provisions of Section 382 of the IRC. The Board may rely on the advice of counsel or other tax advisors with respect to any such authorization. 5% Holders who Acquire or Transfer or propose to Acquire or Transfer shares of Common Stock shall reimburse the Corporation for all costs and expenses incurred by the Corporation with respect to any such Acquisition or Transfer, including, without limitation, the Corporation's costs and expenses incurred in determining whether to authorize such Acquisition or Transfer. In the event a 5% Holder fails promptly to make such reimbursement, upon the resolution of the Board of Directors, the Corporation, or the Corporation's transfer agent, if any, shall not be obligated to enter any Acquisition or Transfer of any shares of Common Stock held by such person upon the stock records of the Corporation.

                  SECTION 6. Duration of Restrictions. The restrictions on the Acquisition or Transfer of shares of Common Stock contained in Section 1 of this
Article XI, or in any Transfer Agreement, shall remain in effect until the earlier of (i) September 30, 1997, (ii) the date determined by the Board of Directors, in its sole judgment, to be the date on which such restrictions shall terminate, and (iii) the date the Corporation's Federal income tax net operating loss carryover is fully applied to the reduction of the Corporation's income tax liability or may no longer be so applied, in each case as determined by the Board of Directors. The Board of Directors may rely on the advice of counsel or other tax advisors with respect to such determination.

                  SECTION 7. Legend.  Until the  restrictions  contained in this
Article XI on the Acquisition or Transfer of shares of Common Stock terminate in accordance with Section 6 of this Article XI, all certificates evidencing shares of Common Stock that are required to be legended pursuant to Section 4 of this
Article XI shall conspicuously bear the following legend:


                  "The shares of Common Stock represented by this certificate are subject to certain Amended and Restated Certificate of Incorporation and By-laws provisions as well as to a Transfer Agreement between the holder and the issuer hereof which provide, among other things, restrictions prohibiting transfer of such shares of Common Stock by 5% Holders (as defined therein). A counterpart of such Amended and Restated Certificate of Incorporation, By-laws and Transfer Agreement is on deposit with the Corporation at its principal executive office and the issuer hereof will furnish a copy thereof to the record holder of the shares of Common Stock evidenced by this certificate without charge upon written request to the issuer at its principal executive office."


                  THIS IS TO CERTIFY: That I am the duly elected, qualified and acting Secretary of the Corporation and that the foregoing Amended and Restated By-laws were adopted as the By-laws of the Corporation as of the 28th day of February, 1995.



                                                     by:/s/MICHAEL S. SHIMADA
                                                        ---------------------
                                                     Michael S. Shimada